Exhibit 10.26

EXECUTION

SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT

by and between

SPIRIT MASTER FUNDING VII, LLC,

as Lessor

and

SPECIALISTS IN UROLOGY SURGERY CENTER, LLC, AND 21sT CENTURY ONCOLOGY, LLC

as Lessee

Dated: November 10, 2014

Master Lease Agreement/Spirit SIU-21 51 Oncology; P0350

ARTICLE VI
TAXES AND ASSESSMENTS; UTILITIES; INSURANCE

Section 6.01. Taxes & Assessments	6
Section 6.02. Utilities	6
Section 6.03. Insurance	6
Section 6.04. Tax, Assessment & Insurance Impound	10

ARTICLE VII
MAINTENANCE; ALTERATIONS

Section 7.01. Condition of Property; Maintenance	10
Section 7.02. Alterations and Improvements	10
Section 7.03. Encumbrances	11

ARTICLE VIII
USE OF THE PROPERTIES; COMPLIANCE

Section 8.01. Use	11
Section 8.02. Alternative Use	11
Section 8.03. Compliance	11
Section 8.04. Environmental	12

ARTICLE IX
ADDITIONAL COVENANTS

Section 9.01. Performance at Lessee’s Expense	16
Section 9.02. Inspection	16
Section 9.03. Financial Information	16
Section 9.04. OFAC Laws	17
Section 9.05. Estoppel Certificate	17

ARTICLE X
RELEASE AND INDEMNIFICATION

Section 10.01. Release and Indemnification	18

ARTICLE XI
CONDEMNATION AND CASUALTY

Section 11.01. Notification	18
Section 11.02. Partial Condemnation or Casualty	19
Section 11.03. Total Condemnation	20
Section 11.04. Temporary Taking	20
Section 11.05. Adjustment of Losses	20
Section 11.06. Lessee Obligation in Event of Casualty	21
Section 11.07. Lessee Awards and Payments	21

ARTICLE XII
DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES AND MEASURE OF DAMAGES

Section 12.01. Event ofDefanit	21
Section 12.02. Remedies	22
Section 12.03. Cumulative Remedies	24
Section 12.04. Lessee Waiver	24

11

111

SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT

THIS SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Lease”) is dated November - 2014 (the “Lease Date”) but is effective as of August 30, 2012 (the “Effective Date”) by and between SPIRIT MASTER FUNDING VII, LLC, a Delaware limited liability company (“Lessor”), whose address is 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, and SPECIALISTS IN UROLOGY SURGERY CENTER, LLC, a Florida limited liability company, whose address is 955 1Oth Avenue North, Naples, Florida 34102, and 21” CENTURY ONCOLOGY, LLC, a Florida limited liability company, whose address is 2234 Colonial Boulevard, Ft. Myers, Florida 33907 (referred to herein, collectively, as “Lessee”). Capitalized terms not defined herein shall have the meanings set forth in Exhibit A hereto.

WHEREAS Spirit SPE Portfolio 2012-3, LLC, as predecessor in interest to Lessor, and Lessee along with Specialist In Urology, P.A., as lessee (“SIU”) entered into a Master Lease Agreement dated August 30, 2012, as amended and restated by that certain Amended and Restated Master Lease Agreement dated October 31, 2012, as supplemented by that certain Joinder and Assumption of Obligations Under Amended and Restated Master Lease Agreement (as amended and supplemented to date, the “Master Lease”) with respect to certain Properties (as defined therein); and

WHEREAS SIU was dissolved as a result of the acquisition by 21” Century Oncology, LLC, of SIU’s assets and SIU is no longer a lessee under the Master Lease; and

WHEREAS Lessor and Lessee desire to amend the Master Lease to remove the Office Condo as contemplated by Section 17.22 of the Master Lease and to make corresponding changes to other provisions of the Master Lease,

THEREFORE, Lessor and Lessee have agreed to enter into this Lease, which amends, restates, and supersedes in its entirety the Master Lease.

In consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

ARTICLE I

BASIC LEASE TERMS

Section 1.01.   Properties.   See Exhibit B attached hereto.

Section 1.02.   Initial Term Expiration Date.   August 31, 2032.

Section 1.03.   Extension Options.   Two (2) extensions of ten (10) years each, as described in Section 3.02.

Section 1.04.   Term Expiration Date (if fully extended).   August 31, 2052.

Section 1.05.   Initial Base Annual Rental.   $2,898,000.00, from the Effective Date to August 30, 2012, increasing to $3,348,800.00 as of August 30, 2012 until the September 1, 2014, increasing to 3,467,033.64 on September 21, 2014, then decreasing to $3,399,689.64 as of the Lease Date, as further described in Article IV.

Section 1.07.   Adjustment Date.   September 1, 2013, and every annual anniversary thereafter during the Lease Term (including any Extension Term).

Section 1.08.   Lessee Tax ID No.

Lessee Tax ID No.   55-0790742 (Specialists in Urology Surgery Center, LLC).

Lessee Tax ID No.                       (21” Century Oncology, LLC).

Section 1.09.   Lessor Tax ID No.   90-0874661.

ARTICLE II

LEASE OF PROPERTIES

Section 2.01.   Lease.   In consideration of Lessee’s payment of the Rental and other Monetary Obligations and Lessee’s performance of all other obligations hereunder, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties, “AS IS” and “WHERE IS” without representation or warranty by Lessor, and subject to the existing state of title, the parties in possession, any statement of facts which an accurate survey or physical inspection might reveal, and all Legal Requirements now or hereafter in effect.

Section 2.02.   Quiet Enjoyment.   So long as Lessee shall pay the Rental and other Monetary Obligations provided in this Lease, and shall keep and perform all of the terms, covenants and conditions on its part contained herein, Lessee shall have, subject to the terms and conditions set forth herein, the right to the peaceful and quiet enjoyment and occupancy of the Properties; provided, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default, or any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

ARTICLE III

LEASE TERM; EXTENSION

Section 3.01.   Initial Term.   The initial term of this Lease (“Initial Term”) shall commence as of the Effective Date and shall expire at midnight on August 31, 2032 (“Expiration Date”), unless terminated sooner as provided in this Lease and as may be extended as provided herein. The time period during which this Lease shall actually be in effect, including any Extension Term, is referred to as the “Lease Term.”

Section 3.02.   Extensions.   Unless this Lease has expired or has been sooner terminated, or an Event of Default has occurred and is continuing at the time any extension option is exercised, and provided that all other agreements necessary to the continued operation of Lessee’s business at each of the Properties are extended for a period of not less than the applicable extension periods, Lessee shall have the right and option (each, an “Extension Option”) to extend the Initial Term for all and not less than all of the Properties for two (2) additional successive periods of ten (10) years each (each, an “Extension Term”), pursuant to the terms and conditions of this Lease then in effect.

Section 3.03.   Notice of Exercise.   Lessee may only exercise the Extension Options by giving written notice thereof to Lessor of its election to do so no later than one hundred twenty (120) days prior to the Expiration Date and one hundred twenty (120) days prior to the immediately preceding Extension Term, as the case may be. If written notice of the exercise of any Extension Option is not received by

Lessor by the applicable dates described above, then this Lease shall terminate on the last day of the Initial Term or, if applicable, the last day of the Extension Term then in effect. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of Lessee, execute and exchange an instrument in recordable form setting forth the extension of the Lease Term in accordance with this Section 3.03.

Section 3.04.   Removal of Personalty.   Upon the expiration of the Lease Term, Lessee may remove from the Properties all personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave all of the Properties clean and in good and working condition and repair inside and out, subject to normal wear and tear. Any property of Lessee left on the Properties on the tenth day following the expiration of the Lease Term shall, at Lessor’s option, automatically and immediately become the property of Lessor.

Section 3.05.   Existing Personalty.   All office furnishings and equipment and all medical equipment of Lessee, as updated, replaced and expanded from time to time (collectively, the “Existing Personalty”) belongs to Lessee and title thereto shall remain vested in Lessee. Lessee shall maintain insurance on the Existing Personalty pursuant to and in accordance with the provisions of Section 6.03 below. Lessee may utilize such Existing Personalty during the Lease Term; provided, however, that Lessee utilizes such Existing Personalty “AS IS” and “WHERE IS” without representation or warranty of any kind by Lessor, and Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee’s use of the Existing Personalty. Lessee shall maintain and repair such Existing Personalty and upon the expiration or sooner termination of this Lease, Lessee shall either leave the Existing Personalty on the Property in the same condition as of the Effective Date, normal wear and tear excepted, or remove the Existing Personality in the same manner as set forth for personality in Section 3.04 above, at Lessee’s sole option.

ARTICLE IV

RENTAL AND OTHER MONETARY OBLIGATIONS

Section 4.01.   Base Monthly Rental.   During the Lease Term, on or before the first day of each calendar month, Lessee shall pay in advance the Base Monthly Rental then in effect. If the Effective Date is a date other than the first day of the month, Lessee shall pay to Lessor on the Effective Date the Base Monthly Rental prorated by multiplying the Base Monthly Rental by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) for which Rental is being paid, and the denominator of which is the total number of days in such month.

Section 4.02.   Adjustments.   During the Lease Term (including any Extension Term), on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the Rental Adjustment; provided, however, that in no event shall Base Annual Rental be reduced as a result of the application of the Rental Adjustment.

Section 4.03.   Monetary Obligations.   Lessee shall pay and discharge all sums of money required to be paid or reimbursed by Lessee under this Lease to Lessor, to any party on behalf of Lessor, or to any Indemnified Party (“Monetary Obligations”). Lessee shall pay and discharge any Monetary Obligations when the same shall become due, provided that amounts which are billed to Lessor or any third party, but not to Lessee, shall be paid within fifteen (15) days after Lessor’s demand for payment thereof or, if later, when the same are due. In no event shall Lessee be required to pay to Lessor any Monetary Obligation that Lessee is obligated to pay and has paid to any third party pursuant to any provision of this Lease.

Section 4.04.   Rentals To Be Net to Lessor.   The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the Rentals specified during the Lease Term, and all Costs and obligations of every kind and nature whatsoever relating to the Properties shall be performed and paid by Lessee, including without limitation, common area maintenance charges, if any, related to the Properties. Lessee shall perform all of its obligations under this Lease at its sole cost and expense. All Rental and other Monetary Obligations which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due and payable, without notice or demand, and without any setoff, abatement, deferment, deduction or counterclaim whatsoever.

Section 4.05.   ACH Authorization.   Upon execution of this Lease, Lessee shall deliver to Lessor a complete Authorization Agreement – Pre-Arranged Payments in the form of Exhibit C attached hereto and incorporated herein by this reference, together with a voided check for account verification, establishing arrangements whereby payments of the Base Monthly Rental, impound payments (if any), sales tax or real property tax (if any), and any other Monetary Obligations are transferred by Automated Clearing House Debit initiated by Lessor from an account established by Lessee at a United States bank or other financial institution to such account as Lessor may designate. Such Automated Clearing House Debit shall only be utilized by Lessor after the occurrence of an Event of Default by Lessee which remains uncured beyond the applicable notice and cure periods set forth in Section 12.01.

Section 4.06.   Late Charges; Default Interest.   Any delinquent payment shall, in addition to any other remedy of Lessor, incur a late charge of five percent (5%) (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

Section 4.07.   Holdover.   If Lessee remains in possession of the Properties after the expiration of the term hereof, Lessee, at Lessor’s option and within Lessor’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rentals and other Monetary Obligations in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased to one hundred fifty percent (150%) of the last Base Monthly Rental payable under this Lease, and Lessee shall comply with all the terms of this Lease; provided that nothing herein nor the acceptance of Rental by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee’s failure to surrender possession upon the expiration of the Lease Term.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LESSEE

Lessee represents and warrants to Lessor as of the Effective Date as follows:

Section 5.01.   Organization, Authority and Status of Lessee.   Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign corporation or limited liability company, as applicable, to do business in any jurisdiction where such qualification is required. All necessary corporate or company action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein, including without limitation, the Transaction Documents. Lessee is not, and if Lessee is a “disregarded entity,” the owner of such disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,”

or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder. The Person who has executed this Lease on behalf of Lessee is duly authorized to do so.

Section 5.02.   Enforceability.   This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

Section 5.03.   Property Condition.   Lessee has physically inspected all of the Properties and has examined title to the Properties, and has found all of the same satisfactory in all respects for all of Lessee’s purposes.

Section 5.04.   Litigation.   There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving any Lessee Entity or the Properties before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

Section 5.05.   Absence of Breaches or Defaults.   Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Properties or any of Lessee’s property is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Properties or any of Lessee’s property is subject or bound.

Section 5.06.   Licenses and Permits.   Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Properties as Permitted Facilities.

Section 5.07.   Financial Condition; Information Provided to Lessor.   The financial statements, all financial data and all other documents and information heretofore delivered to Lessor by or with respect to the Lessee Entities and the Properties in connection with this Lease or relating to the Lessee Entities or the Properties are true, correct and complete in all material respects; there have been no amendments thereto since the date such items were prepared or delivered to Lessor; all financial statements provided were prepared in accordance with GAAP, and fairly present as of the date thereof the financial condition of each individual or entity to which they pertain; and no change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Lessor, which has had, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.08.   Compliance With OFAC Laws.   None of the Lessee Entities, and no individual or entity owning directly or indirectly any interest in any of the Lessee Entities, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.

Section 5.09.   Solvency.   There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Lessee, or to the best of Lessee’s knowledge, their shareholders or members (respectively) or their Affiliates. Lessee does not have unreasonably small capital to conduct its business.

ARTICLE VI

TAXES AND ASSESSMENTS; UTILITIES; INSURANCE

Section 6.01.   Taxes & Assessments.

(a)                                             Payment.   Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against or imposed upon the Properties, Lessee or Lessor during the Lease Term related to or arising out of this Lease and the activities of the parties hereunder, including without limitation, (i) all taxes or assessments upon the Properties or any part thereof (including, without limitation, fees, assessments, charges or other amounts against the Properties or due from Lessor pursuant to any condominium declaration or similar instrument or the governing documents of any property owners’ association affecting the Properties or any portion thereof) and upon any personal property, trade fixtures and improvements located on the Properties, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments; (ii) all taxes, charges, license fees and or similar fees imposed by reason of the use of the Properties by Lessee; and (iii) all excise, franchise, transaction, privilege, license, sales, use and other taxes upon the Rental or other Monetary Obligations hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease.

(b)                                 Right to Contest.    Within thirty (30) days after each tax and assessment payment is required by this Section 6.01 to be paid, Lessee shall, upon prior written request of Lessor, provide Lessor with evidence reasonably satisfactory to Lessor that such payment was made in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $10,000, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, any above-described item or lien with respect thereto, including, without limitation, the amount or validity or application, in whole or in part, of any such item, provided that (i) neither the Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings; (ii) no Event of Default has occurred; (iii) Lessee posts a bond or takes other steps acceptable to Lessor that remove such lien or stay enforcement thereof; (iv) Lessee shall promptly provide Lessor with copies of all notices received or delivered by Lessee and filings made by Lessee in connection with such proceeding; and (v) upon termination of such proceedings, it shall be the obligation of Lessee to pay the amount of any such tax and assessment or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith.

Section 6.02. Utilities.    Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

Section 6.03. Insurance.

(a)                               Coverage.    Throughout the Lease Term, Lessee shall maintain, with respect to each of the Properties, at its sole expense, the following types and amounts of insurance, in addition to such other insurance as Lessor may reasonably require from time to time:

(i)                                   Insurance against loss or damage to real property and personal property, including without limitation, the Existing Personalty under an “all risk” or “special form” insurance policy with warranties or protective safeguards deleted, which shall include coverage against all risks of direct physical loss, including but not limited to loss by fire, lightning, wind, terrorism, and other risks normally included in the standard ISO special form (and shall also include National Flood and Excess Flood insurance if the Property is located within a 100-year floodplain (FEMA Zones A and V) and earthquake insurance if the Properties are located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in Section 6.03(b)(x) below) and windstorm coverage to replacement cost plus business income as required and localized perils such as sinkhole, mine subsidence or mudslide to be covered at replacement cost, if applicable. Such policy shall also include coverage for ordinance or law covering the loss of value of the undamaged portion of the Properties, costs to demolish and the increased costs of construction if any of the improvements located on, or the use of, the Properties shall at any time constitute legal non-conforming structures or uses. Ordinance or law limits shall be in an amount equal to the full replacement cost for the loss of value of the undamaged portion of the Properties and no less than 10% of the replacement cost for each of the following: (i) costs to demolish and remove debris and (ii) the increased cost of construction, or in an amount otherwise specified by Lessor. Such insurance shall be in amounts sufficient to prevent Lessor from becoming a co-insurer under the applicable policies, and in any event, after application of deductible, in amounts not less than 100% of the full insurable replacement cost values and sub-limits satisfactory to Lessor, as determined from time to time at Lessor’s request but not more frequently than once in any 12-month period.

(ii)                                Commercial general liability insurance, including products and completed operation liability, covering Lessor and Lessee against bodily injury liability, property damage liability and personal and advertising injury including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of every Property or adjoining ways, streets, parking lots or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee’s obligations under Article X hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $3,000,000.00 per occurrence for bodily injury and property damage, and $3,000,000.00 general aggregate per location, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor. Such limits of insurance can be acquired through Commercial General Liability and Umbrella liability policies.

(iii)                             Statutory workers’ compensation insurance and Employers Liability insurance in the amount of $1,000,000 covering all persons employed by Lessee on the Properties in connection with any work done on or about any of the Properties for which claims for death or bodily injury could be asserted against Lessor, Lessee or the Properties.

(iv)                            Business Income and Extra Expense, including Rental value insurance, equal to 100% of the Base Annual Rental (as may adjusted hereunder) for a period of not less than twelve (12) months, which insurance shall be carved out of Lessee’s business interruption coverage for a separate rental value insurance payable to Lessor, or if rental value insurance is included in Lessee’s business interruption coverage, the insurer shall provide priority payment to any rent obligations, and such obligations shall be paid directly to Lessor. Such insurance is to follow form of the real property “all risk” or “special form” coverage and is not to contain a co-insurance clause.

(v)                               Comprehensive Boiler & Machinery Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, located in or about the each Property and in an amount equal to the lesser of 25% of the 100% replacement cost of each Property or $5,000,000.00, if a central boiler is ever installed.

(vi)                            Automobile Liability Insurance not less than $1,000,000 per occurrence covering all owned and non-owned vehicles.

(vii)                           Professional Liability Insurance.

(viii)                      Such additional and/or other insurance and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements and personal property similar in character, location and use and occupancy to each Property.

(b)                               Insurance Provisions.    All insurance policies shall:

(i)                                   provide (A) for a waiver of subrogation by the insurer as to claims against Lessor, its employees and agents; (B) that the insurer shall not deny a claim and that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents, or anyone acting for Lessee or any subtenant or other occupant of the Properties; and (C) that any losses otherwise payable thereunder shall be payable notwithstanding any act or omission of Lessor or Lessee which might, absent such provision, result in a forfeiture of all or a part of such insurance payment;

(ii)                                be primary and provide that any “other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lessor and the insurance policy shall not be brought into contribution with insurance maintained by Lessor;

(iii)                               contain deductibles not to exceed $25,000.00;

(iv)                            contain a standard non-contributory mortgagee clause or endorsement in favor of any Lender designated by Lessor;

(v)                               provide that the policy of insurance shall not be terminated, cancelled or amended without at least thirty (30) days’ prior written notice to Lessor and to any Lender covered by any standard mortgagee clause or endorsement deleting “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives” language;

(vi)                            provide that the insurer shall not have the option to restore the Properties if Lessor elects to terminate this Lease in accordance with the terms hereof;

(vii)                         be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;

(viii)                      except for workers’ compensation insurance referred to in Section 6.03(a)(iii) above, name Lessor and any Lessor Affiliate or Lender requested by Lessor, as an “additional insured” with respect to general liability insurance, as a “named insured” with respect to real property, and as a “loss payee” with respect to all real property, and rental value insurance, as appropriate and as their interests may appear;

(ix)                            be evidenced by delivery to Lessor and any Lender designated by Lessor of an Acord Form 28 for property, rental value and boiler & machinery coverage (or any other form requested by Lessor) and an Acord Form 25 for commercial general liability, workers’ compensation and umbrella coverage (or any other form requested by Lessor); provided that in the event that either such form is no longer available, such evidence of insurance shall be in a form reasonably satisfactory to Lessor and any Lender designated by Lessor; and

(x)                               be issued by insurance companies licensed to do business in the states where the Properties are located and which are rated A:X or better by Best’s h1surance Guide or are otherwise approved by Lessor.

(xi)                              be issued without a Protective Safeguard Endorsement or Warranties.

(c)                                Additional Obligations.    It is expressly understood and agreed that (i) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Lessee, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Lessee shall immediately obtain new or additional insurance reasonably satisfactory to Lessor and any Lender designated by Lessor; (ii) the minimum limits of insurance coverage set forth in this Section 6.03 shall not limit the liability of Lessee for its acts or omissions as provided in this Lease; (iii) Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any servicer or Lender of Lessor certificates of insurance or, upon Lessor’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; (iv) Lessee shall pay as they become due all premiums for the insurance required by this Section 6.03; (v) in the event that Lessee fails to comply with any of the requirements set forth in this Section 6.03, within ten (10) days of the giving of written notice by Lessor to Lessee, (A) Lessor shall be entitled to procure such insurance; and (B) any sums expended by Lessor in procuring such insurance shall be a Monetary Obligation (and not Rental) and shall be repaid by Lessee, together with interest thereon at the Default Rate, from the time of payment by Lessor until fully paid by Lessee immediately upon written demand therefor by Lessor; and (vi) as long as no Event of Default exists, insurance premiums may be paid monthly via a premium finance arrangement (provided that Lessee shall tender to Lessor and any Lender each month evidence that Lessee has paid the applicable premium finance amount due for the preceding month within at least five (5) days of the date such payment is due. Lessee will be required to deliver to Lessor evidence of payment of the insurance premiums at least thirty (30) days prior to the date on which the insurance premiums first become payable, except when being paid monthly in compliance with the terms of the preceding sentence.

(d)                               Blanket Policies.    Notwithstanding anything to the contrary in this Section 6.03, any insurance which Lessee is required to obtain pursuant to this Section 6.03 may be carried under a “blanket” policy or policies covering other properties or liabilities of Lessee provided that such “blanket” policy or policies otherwise comply with the provisions of this Section 6.03.

(e)                                  Change in Operation.    Lessor reserves the right to require additional and/or other insurance if Lessee has a change in operation or use of any of the Properties.

Section 6.04. Tax, Assessment & Insurance Impound.    Upon the occurrence of an Event of Default and with respect to each Event of Default, in addition to any other remedies, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums with such payments to be made in monthly installments equal to 1/12”’ of the annual sum due. Upon such requirement, Lessor will estimate and notify Lessee of the amounts needed for such purposes, and Lessee shall pay the same to Lessor within ten (10) days of Lessor’s notice thereof. Should additional funds be required at any time, Lessee shall pay the same to Lessor within ten (10) days after demand. Lessee shall advise Lessor of all taxes, assessments and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid and shall provide reasonable supporting documentation to demonstrate timely payment in full as required by Lessor. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. Upon an Event of Default, in addition to any other remedies, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

ARTICLE VII

MAINTENANCE; ALTERATIONS

Section 7.01. Condition of Property; Maintenance.    Lessee hereby accepts the Properties “AS IS” and “WHERE IS” with no representation or warranty of Lessor as to the condition thereof. Lessee shall, at its sole cost and expense, be responsible for (a) keeping all of the buildings, structures and improvements erected on each of the Properties in good order and repair, free from actual or constructive waste, including without limitation, the roof and the HVAC and other electrical and mechanical systems; (b) the repair or reconstruction of any building, structures or improvements erected on the Properties damaged or destroyed by a Casualty; (c) subject to Section 7.02, making all necessary structural, non- structural, exterior and interior repairs and replacements to any building, structures or improvements erected on the Properties; (d) operating, remodeling, updating and modernizing the Properties in accordance with those standards adopted from time to time on a system-wide basis for the Permitted Facilities; and (e) paying all operating costs of the Properties in the ordinary course of business. Lessee waives any right to require Lessor to maintain, repair or rebuild all or any part of the Properties or make repairs at the expense of Lessor pursuant to any Legal Requirements at any time in effect.

Section 7.02. Alterations and Improvements.    During the Lease Term, Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably delayed, withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to the Properties, individually, costing less than $70,000 without Lessor’s prior written consent. Lessor shall respond to any request for consent within ten (I0) days of a written request from Lessee detailing the proposed alterations together with plans and specification and any other information Lessor may reasonably require. If Landlord fails to respond in writing within such 10-day period, the request shall be deemed approved under this Lease. If Lessor’s consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee’s sole expense by a licensed contractor and according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall reasonably require. Any work at any time commenced by Lessee on the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this

Lease and all Legal Requirements. Upon completion of any alterations individually costing $10,000 or more, Lessee shall promptly provide Lessor with evidence of full payment to all laborers and materialmen contributing to the alterations. Additionally, upon completion of any alterations, Lessee shall promptly provide Lessor with (a) an architect’s certificate certifying the alterations to have been completed in conformity with the plans and specifications (if the alterations are of such a nature as would require the issuance of such a certificate from the architect); (b) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy); and (c) any other documents or information reasonably requested by Lessor. Lessee shall keep the Properties free from any liens arising out of any work performed on, or materials furnished to, the Properties. Lessee shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under applicable law in the states where the Properties are located which provides that Lessor is not responsible for the payment of any costs or expenses relating to the additions or alterations. Any addition to or alteration of the Properties shall be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration.

Section 7.03. Encumbrances.    During the Lease Term, Lessor shall have the right to grant easements on, over, under and above the Properties without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee’s use of the Properties or impose additional costs or material obligations on Lessee. Lessee shall comply with and perform all obligations of Lessor under all easements, declarations, covenants, restrictions and other items of record now or hereafter encumbering the Properties. Without Lessor’s prior written consent, Lessee shall not grant any easements on, over, under or above the Properties.

ARTICLE VIII

USE OF THE PROPERTIES; COMPLIANCE

Section 8.01. Use.    During the Lease Term, each of the Properties shall be used solely for the operation of a Permitted Facility. Except during periods when a Property is untenantable due to Casualty or Condemnation (and provided that Lessee continues to strictly comply with the other terms and conditions of this Lease), Lessee shall at all times during the Lease Term occupy the Properties and shall diligently operate its business on the Properties.

Section 8.02. Alternative Use.    Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties to an alternative use during the Lease Term without Lessor’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that Lessor’s consent shall not be deemed unreasonably withheld if Lessor’s decision is based on any or all of the following: (a) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use; (b) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of such Property and the customary rental prevailing in the community for such use; (c) whether the converted use will be consistent with the highest and best use of such Property; (d) whether the converted use will increase Lessor’s risks or decrease the value of such Property; and (e) whether the converted use will adversely affect Lessor’s status as a REIT.

Section 8.03. Compliance.    Lessee’s use and occupation of each of the Properties, and the condition thereof, shall, at Lessee’s sole cost and expense, comply fully with all Legal Requirements and all restrictions, covenants and encumbrances of record, and any owner obligations under such Legal Requirements, or restrictions, covenants and encumbrances of record, with respect to the Properties, in either event, the failure with which to comply could have a Material Adverse Effect. Without in any way limiting the foregoing provisions, Lessee shall comply with all Legal Requirements relating to anti-terrorism, trade embargos, economic sanctions, Anti-Money Laundering Laws, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as it affects the Properties now or hereafter in effect. Upon Lessor’s written request from time to time during the Lease Term, Lessee shall certify in writing to Lessor that: (i) Lessee’s representations, warranties and obligations under Section 5.08 remain true and correct and have not been breached and (ii) to the best of Lessee’s knowledge, Lessee’s representations, warranties and obligations under this Section 8.03 remain true and correct and have not been breached. Lessee shall immediately notify Lessor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Lessee has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Lessee shall comply with all Legal Requirements and directives of Governmental Authorities and, at Lessor’s request, provide to Lessor copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Lessee shall also reimburse Lessor for all Costs incurred by Lessor in evaluating the effect of such an event on the Properties and this Lease, in obtaining any necessary license from Governmental Authorities as may be necessary for Lessor to enforce its rights under the Transaction Documents, and in complying with all Legal Requirements applicable to Lessor as the result of the existence of such an event and for any penalties or fines imposed upon Lessor as a result thereof. Lessee will use its best efforts to prevent any act or condition to exist on or about the Properties which will materially increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee’s failure to comply with its obligations under this Section.

Section 8.04.    Environmental.

(a)                               Representations and Warranties. Subject to and qualified in the entirety by the information contained in the Environmental Reports of the Properties prepared for the Transaction, Lessee represents and warrants to Lessor which representations and warranties shall survive the execution and delivery of this Lease, as follows:

(i)                                   The Properties and Lessee are not in violation of or subject to, any pending or, to Lessee’s actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws that could have a Material Adverse Effect, nor has Lessee received any written notice or other communication from any Person (including but not limited to a Governmental Authority) with respect to any Property relating to (A) Hazardous Materials, Regulated Substances or USTs, or Remediation thereof; (B) possible liability of any Person pursuant to any Environmental Law; (C) other environmental conditions; or (D) any actual or potential administrative or judicial proceedings in connection with any of the foregoing that could have a Material Adverse Effect. The foregoing representations and warranties would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Properties.

(ii)                                (A) All uses and operations on or of the Properties, whether by Lessee or, to Lessee’s knowledge, any other Person, have been in compliance with all Environmental Laws and environmental permits issued pursuant thereto; (B) there have been no Releases in, on, under or from any of the Properties, or, to Lessee’s knowledge, from other property migrating toward any of the Properties, except in Permitted Amounts; (C) there are no Hazardous Materials, Regulated Substances or USTs in, on, or under any of the Properties, except in Permitted Amounts; (D) the Properties have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the “Environmental Liens”); and (E) Lessee has not allowed any other tenant or other user of the Properties to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any Person (whether on or off any of the Properties), impaired the value of any of the Properties in any material respect, is contrary to any requirement set forth in the insurance policies maintained by Lessor, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Properties.

(b)                               Covenants.

(i)                                         Lessee covenants to Lessor during the Lease Term, subject to the limitations of subsection (ii) below, as follows:

(A)                      The Properties and Lessee shall not be (1) in violation of any Remediation required by any Governmental Authority, or (2) subject to any Remediation obligations under any Environmental Laws. Lessee shall not be in violation of any investigation or inquiry by any Governmental Authority.

(B)                      All uses and operations on or of the Properties, whether by Lessee or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto.

(C)                      There shall be no Releases in, on, under or from the Properties, except in Permitted Amounts.

(D)                      There shall be no Hazardous Materials, Regulated Substances, USTs in, on or under the Properties, except in Permitted Amounts.

(E)                       Lessee shall keep the Properties or cause the Properties to be kept free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other Person.

(F)                        Lessee shall not do or allow any other tenant or other user of the Properties to do any act that (1) materially increases the dangers to human health or the environment, (2) poses an unreasonable risk of harm to any Person (whether on or off any of the Properties), (3) has a Material Adverse Effect, (4) is contrary to any material requirement set forth in the insurance policies maintained by Lessee, (5) constitutes a public or private nuisance or constitutes waste, or (6) violates any covenant, condition, agreement or easement applicable to the Properties.

(G)                      Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor the reports and other results thereof, and Lessor and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof.

(H)                     Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section 8.04, including but not limited to providing all relevant information and making knowledgeable persons available for interviews.

(ii)                             Notwithstanding any provision of this Lease to the contrary, an Event of Default shall not be deemed to have occurred as a result of the failure of Lessee to satisfy any one or more of the covenants set forth in subsections (A) through (F) above provided that Lessee shall be in compliance with the requirements of any Governmental Authority with respect to the Remediation of any Release at the Properties.

(c)                                Notification Requirements.    Lessee shall immediately notify Lessor in writing upon Lessee obtaining actual knowledge of (i) any Releases or Threatened Releases in, on, under or from any of the Properties other than in Permitted Amounts, or migrating towards any of the Properties; (ii) any non-compliance with any Environmental Laws related in any way to any of the Properties; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to any of the Properties required by applicable Governmental Authorities; and (v) any written or oral notice or other communication which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Regulated Substances or USTs, or Remediation thereof at or on any of the Properties, other than in Permitted Amounts, possible liability of any Person relating to any of the Properties pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section. Lessee shall, upon Lessor’s written request, deliver to Lessor a certificate stating that to the best of Lessee’s knowledge, Lessee is and has been in full compliance with all of the environmental representations, warranties and covenants in this Lease.

(d)                               Remediation.    Lessee shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Remediation required by any Governmental Authority of any condition (including, but not limited to, a Release) in, on, under or from the Properties and take any other reasonable action deemed necessary by any Governmental Authority for protection of human health or the environment. Should Lessee fail to undertake such Remediation in accordance with the preceding sentence, Lessor, after written notice to Lessee and Lessee’s failure to immediately undertake such Remediation, shall be permitted to complete such Remediation, and all Costs incurred in connection therewith shall be paid by Lessee. Any Cost so paid by Lessor, together with interest at the Default Rate, shall be deemed to be a Monetary Obligation hereunder (and not Rental) and shall be immediately due from Lessee to Lessor.

(e)                                Indemnification.    Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties from and against any and all Losses, including, but not limited to, all Costs of Remediation (whether or not performed voluntarily), arising out of or in any way relating to any Environmental Laws, Hazardous Materials, Regulated Substances, USTs, or other environmental matters concerning the Properties. It is expressly understood and agreed that Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

(f)                                 Right of Entry.    Lessor and any other Person designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times (including, without limitation, in connection with the exercise of any remedies set forth in this Lease) to assess any and all aspects of the environmental condition of any Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lessor’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing, provided that any such entry shall not materially interfere with Lessee’s patients or ongoing operations (except when an Event of Default exists which remains uncured). Lessee shall cooperate with and provide access to Lessor, and any other Person designated by Lessor. Any such assessment or investigation shall be at Lessee’s sole cost and expense, provided that the assessment or investigation is reasonable under the facts and circumstances at the time requested by Lessor.

(g)                                Inspections.    At its sole cost and expense, Lessee shall have the Properties inspected as may be required by any Environmental Law for seepage, spillage and other environmental concerns. Lessee shall maintain and monitor USTs in accordance with all Environmental Laws. Lessee shall provide Lessor with written certified results of all inspections performed on the Properties. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on the Properties shall be in compliance with all Environmental Laws.

(h)                               UST Compliance.    Lessee shall comply or cause the compliance with all applicable federal, state and local regulations and requirements regarding USTs, including, without limitation, any of such regulations or requirements which impose (i) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and recordkeeping; (ii) corrective action with respect to confirmed and suspected Releases; and (iii) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases. Lessee shall immediately notify Lessor, in writing, of (A) the presence on or under the Properties, or the Release from any USTs on, above or under the Properties, of any Hazardous Materials or Regulated Substances, apparent or real; and (B) any and all enforcement; clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Properties. Upon any such Release from any USTs on, above or under the Properties of any Hazardous Materials or Regulated Substances, Lessee shall immediately remedy such situation in accordance with all Environmental Laws and any request of Lessor. Should Lessee fail to remedy or cause the remedy of such situation in accordance with all Environmental Laws, Lessor shall be permitted to take such actions in its sole but reasonable discretion to remedy such situation and all Costs incurred in connection therewith, together with interest at the Default Rate, will be paid by Lessee.

(i)                                  Survival.    The obligations of Lessee and the rights and remedies of Lessor under this Section 8.04 shall survive the termination, expiration and/or release of this Lease.

Section 8.05.    Condominiums.

(a)                               Lessee acknowledges that certain Properties are subject to the Condominium Documents and shall at all times (i) use those Properties subject to and strictly in accordance with the Condominium Documents and the Florida Condominium Act, as amended (the “Condominium Act”), and (ii) provide Lessor with a copy of any notices received by Lessee alleging any default of Lessor or Lessee under any provision of the Condominium Documents promptly after receipt thereof.

(b)                                 With respect to the Condominium Documents, Lessee will not, by act or omission, amend or supplement or consent to the amendment or supplement of the Condominium Documents without the prior written consent of Lessor.

(c)                                  Lessee will duly pay and discharge, or cause to be paid and discharged, any assessments or other amounts Lessor owes under the Condominium Documents on or before the due date thereof and promptly, upon demand, exhibit to Lessor receipts for all such payments.

(d)                                 In each and every case in which, under the provisions of the Condominium Documents or the Condominium Act, the consent of unit owners owning fifty percent (50%) or more of the percentage interests in the respective condominium is required, Lessee will not vote or give such consent without, in each and every case, the prior written consent of Lessor, to the extent that Lessee has any right to vote.

(f)                                   If delivered to Lessee, within five (5) days of its receipt, Lessee will furnish to Lessor a copy of (i) all assessments levied by an Association against a Property, and (ii) the annual budget issued by an Association.

ARTICLE IX

ADDITIONAL COVENANTS

Section 9.01.   Performance at Lessee’s Expense.   Lessee acknowledges and confirms that Lessor may impose reasonable administrative, processing or servicing fees, and collect its reasonable attorneys’ fees, costs and expenses in connection with (a) any extension, renewal, modification, amendment and termination of this Lease; (b) any release or substitution of Properties; (c) the procurement of third party consents, waivers and approvals with respect to the Properties or any matter related to this Lease; (d) the review of any assignment or sublease or proposed assignment or sublease or the preparation or review of any subordination or non-disturbance agreement; (e) the collection, maintenance and/or disbursement of reserves created under this Lease or the other Transaction Documents; and (f) inspections required to make certain determinations under this Lease or the other Transaction Documents.

Section 9.02.   Inspection.   Lessor and its authorized representatives shall have the right, at all reasonable times and upon giving reasonable prior notice (except in the event of an emergency, in which case no prior notice shall be required), to enter the Properties or any part thereof and inspect the same, but without disruption to Lessee’s business or interference with patient privacy, except in the event of an emergency.

Section 9.03.   Financial Information.

(a)                                 Financial Statements.   Within forty five (45) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor (i) complete financial statements of the Lessee Entities including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and (ii) a financial statement showing unit-level sales and any other revenue for each Property.   All such financial statements shall be prepared in accordance with GAAP, and shall be certified to be accurate and complete by an officer or director of each Lessee Entity.  Lessee understands that Lessor will rely upon such financial statements and Lessee represents that such reliance is reasonable.   In the event that Lessee’s property and business at the Properties are ordinarily consolidated with other business for financial statements purposes, such financial statements shall be prepared on a consolidated basis. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of the Lessee Entities which may be prepared, as soon as they are available.   Within thirty (30) days after the end of each fiscal year of Lessee, and upon prior written request by Lessor, Lessee shall deliver such compliance certificate to Lessor as Lessor may reasonably require in order to establish that Lessee is in compliance with all of its obligations, duties and covenants under this Lease.

(b)                                 Other Information.   Notwithstanding any prov1s10n contained herein, upon request at any time, Lessee will provide to Lessor any and all financial information and/or financial statements (and in the form or forms) (i) requested by Lessor in connection with Lessor’s filings with or disclosures to any Governmental Authority, including, without limitation, the financial statements required in connection with Securities and Exchange Commission filings by Lessor or its Affiliates; and (ii) as reasonably requested by Lessor.

(c)                                  Financial Covenant.  At all times, Lessee shall maintain a combined Tangible Net Worth of not less than $3,000,000.00.

Section 9.04.   OFAC Laws.   Upon receipt of notice or upon actual knowledge thereof, Lessee shall immediately notify Lessor in writing if any Person owning (directly or indirectly) any interest in any of the Lessee Entities, or any director, officer, shareholder, member, manager or partner of any of such holders is a Person whose property or interests are subject to being blocked under any of the OFAC Laws, or is otherwise in violation of any of the OFAC Laws, or is under investigation by any Governmental Authority for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of the Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, that the covenant in this Section 9.04 shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.

Section 9.05.   Estoppel Certificate.   At any time, and from time to time, Lessee shall, promptly and in no event later than ten (10) business days after a request from Lessor or any Lender or mortgagee of Lessor, execute, acknowledge and deliver to Lessor or such Lender or mortgagee, as the case may be, a certificate in the form supplied by Lessor, certifying: (a) that Lessee has accepted the Properties; (b) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (c) the commencement and expiration dates of the Lease Term; (d) the date to which the Rentals have been paid under this Lease and the amount thereof then payable; (e) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (f) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (g) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessee; (h) that neither Lessor nor any Lender or mortgagee has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operation of the Properties, including any handling or disposal of Hazardous Materials or Regulated Substances; and (i) any other information reasonably requested by Lessor or any Lender or mortgagee, as the case may be.  If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within ten (10) business days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

Section 9.06.   HMA Lease.   Lessee acknowledges and agrees that the HMA Lease shall in no way alter its obligations as Lessee.  Lessee must comply with the terms of conditions of this Lease and perform all of its obligations hereunder, regardless of any default under the HMA Lease.   Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties and any Lender from and against any and all Losses suffered as a result of, or claims arising from, the HMA Lease.

ARTICLE X

RELEASE AND INDEMNIFICATION

Section 10.01.   Release and Indemnification.   Lessee agrees to use and occupy the Properties at its own risk and hereby releases Lessor and Lessor’s agents and employees from all claims for any damage or injury to the full extent permitted by law.  Lessee agrees that Lessor shall not be responsible or liable to Lessee or Lessee’s employees, agents, customers, licensees or invitees for bodily injury, personal injury or property damage occasioned by the acts or omissions of any other lessee or any other Person. Lessee agrees that any employee or agent to whom the Properties or any part thereof shall be entrusted by or on behalf of Lessee shall be acting as Lessee’s agent with respect to the Properties or any part thereof, and neither Lessor nor Lessor’s agents, employees or contractors shall be liable for any loss of or damage to the Properties or any part thereof.  Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Lessor’s interest in any Property or Lessor’s failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee’s operations or by Lessee’s use and occupancy of the Properties, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Lessee or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other Persons. It is expressly understood and agreed that Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason whatsoever.

Lessor shall indemnify, protect, defend and hold harmless the Lessee, their agents, employees, invitees, patients, partners, officers and contractors from and against any and all Losses suffered by such party arising out of the gross negligence or willful misconduct of Lessor, its agents, employees or contractors; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to Lessor or any of the Indemnified Parties solely by reason of Lessor’s interest in any Property or Lessor’s failure to act in respect of matters which are or were the obligation of Lessee under this Lease or caused by, incurred or resulting from Lessee’s operations or by Lessee’s use and occupancy of the Properties, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Lessee or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other Persons.

ARTICLE XI

CONDEMNATION AND CASUALTY

Section 11.01.   Notification.   Lessee shall promptly give Lessor written notice of (a) any Condemnation of any of the Properties, (b) the commencement of any proceedings or negotiations which might result in a Condemnation of any of the Properties, and (c) any Casualty to any of the Properties or any part thereof.  Such notice shall provide a general description of the nature and extent of such

Condemnation, proceedings, negotiations or Casualty, and shall include copies of any documents or notices received in connection therewith.  Thereafter, Lessee shall promptly send Lessor copies of all notices, correspondence and pleadings relating to any such Condemnation, proceedings, negotiations or Casualty.

Section 11.02.   Partial Condemnation or Casualty.   Except as otherwise provided in Section 11.03, in the event of a Partial Condemnation or a Casualty:

(a)                                 Net Awards.  Ali Net Awards shall be paid to Lessor.

(b)                                 Lessor Election To Continue or Terminate Lease.  Lessor shall have the option, (i) subject to the right of Lessee to elect otherwise as set forth in subsection (d) below, to terminate this Lease with respect to the applicable Property affected, by notifying Lessee in writing within thirty (30) days after Lessee gives Lessor notice (A) of such Partial Condemnation or Casualty, or (B) that title has vested in the condemning authority; or (ii) to continue this Lease in effect, which election shall be evidenced by either a notice from Lessor to Lessee, or Lessor’s failure to notify Lessee in writing that Lessor has elected to terminate this Lease with respect to such Property within such thirty (30)-day period.   Lessee shall have a period of sixty (60) days after receipt of Lessor’s notice to terminate referenced above during which to elect, despite such Lessor notice of termination, to continue this Lease with respect to such Property on the terms herein provided.

(c)                                  No Continuance of Lease . If Lessee does not elect to continue this Lease with respect to such Property or shall fail during such sixty (60)-day period to notify Lessor of Lessee’s intent to continue this Lease with respect to such Property, then this Lease shall terminate with respect to such Property as of the last day of the month during which such sixty (60)-day period expired.  Lessee shall vacate and surrender such Property by such termination date, in accordance with the provisions of this Lease, and all obligations of either party hereunder with respect to such Property shall cease as of the date of termination; provided, however, Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property and Lessee’s obligations to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination.   In such event, Lessor may retain all Net Awards related to the Partial Condemnation or Casualty, and Lessee shall immediately pay Lessor an amount equal to the insurance deductible applicable to any Casualty. After such termination, the Base Annual Rental, as it may have been adjusted per Section 1.06, shall be reduced by an amount calculated using the following formula:

Amount of reduction = Base Annual Rental- [($31,500,00.00- Net Awards) x 9.2%].

The preceding formula shall only be used for the purposes of this provision.

(d)                                 Continuance of Lease.  If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease with respect to such Property but Lessee elects to continue this Lease with respect to such Property, then this Lease shall continue in full force and effect upon the following terms:

(i)                                              All Rental and other Monetary Obligations due under this Lease shall continue unabated.

(ii)                                  Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition, as nearly as practicable, as prior to such Partial Condemnation or Casualty as approved by Lessor.  Subject to the terms and provisions of the Mortgages and upon the written request of Lessee (accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly part of such costs, and that Lessee has complied with the terms of Section 7.02 in connection with the restoration), Lessor shall promptly make available in installments, subject to reasonable conditions for disbursement imposed by Lessor, an amount up to but not exceeding the amount of any Net Award (after deducting all Costs incidental to the collection of the Net Award) received by Lessor with respect to such Partial Condemnation or Casualty.  Prior to the disbursement of any portion of the Net Award with respect to a Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Casualty.  Lessor shall be entitled to keep any portion of the Net Award which may be in excess of the cost of restoration, and Lessee shall bear all additional Costs of such restoration in excess of the Net Award.

Section 11.03.   Total Condemnation.   In the event of a Total Condemnation of any Property, other than a Temporary Taking, then, in such event:

(a)                                 Termination of Lease.  All obligations of either party hereunder with respect to the applicable Property shall cease as of the date of the Total Condemnation; provided, however, that Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property and Lessee’s obligation to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination.  If the date of such Total Condemnation is other than the first day of a month, the Base Annual Rental for the month in which such Total Condemnation occurs shall be apportioned based on the date of the Total Condemnation.

(b)                                 Net Award.   Lessor shall be entitled to receive the entire Net Award in connection with a Total Condemnation without deduction for any estate vested in Lessee by this Lease, and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such Net Award and agrees that Lessee shall not be entitled to any Net Award or other payment for the value of Lessee’s leasehold interest in this Lease.

Section 11.04.   Temporary Taking.   In the event of a Condemnation of all or any part of any Property for a temporary use (a “Temporary Taking”), this Lease shall remain in full force and effect without any reduction of Base Annual Rental or any other Monetary Obligation payable hereunder. Except as provided below and subject to the terms and provisions of the Mortgages, Lessee shall be entitled to the entire Net Award for a Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which event the Net Award made for such Temporary Taking shall be apportioned between Lessor and Lessee as of the date of such expiration.  At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the provisions of Section 7.02, promptly commence and complete restoration of such Property.

Section 11.05.   Adjustment of Losses.   Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee.  Subject to the terms and provisions of the Mortgages, any Net Award relating to a Total Condemnation or a Partial Condemnation shall be adjusted by Lessor or, at Lessor’s election, Lessee.   Notwithstanding the foregoing or any other

provisions of this Section 11.05 to the contrary, but subject to the terms and provisions of the Mortgages, if at the time of any Condemnation or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee’s claim, if any, for a Net Award on account of such Condemnation or such Casualty and to collect such Net Award and apply the same to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

Section 11.06.   Lessee Obligation in Event of Casualty.   During all periods of time following a Casualty, Lessee shall take reasonable steps to ensure that the related Property is secure and does not pose any risk of harm to any adjoining property and Persons (including owners or occupants of such adjoining property).

Section 11.07.   Lessee Awards and Payments.   Notwithstanding any provision contained in this Article XI, Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of any Personalty owned by Lessee, any insurance proceeds with respect to any Personalty owned by Lessee, the interruption of its business and moving expenses (subject, however, to the provisions of Section 6.03(a)(iv) above), but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor’s claim for the Condemnation or Casualty, or otherwise reduce the amount recoverable by Lessor for the Condemnation or Casualty.

ARTICLE XII

DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES AND MEASURE OF DAMAGES.

Section 12.01.   Event of Default.   Each of the following shall be an event of default by Lessee under this Lease (each, an “Event of Default”):

(a)                                 if any representation or warranty of Lessee set forth in this Lease is false in any material respect when made, or if Lessee renders any false statement or account when made;

(b)                                 if any Rental or other Monetary Obligation due under this Lease is not paid when due and such non-payment remains uncured for a period of five (5) days after written notice of such failure to pay (provided, that Lessor shall not be obligated to provide written notice of non- payment more than twice in any calendar year and such subsequent failures to pay on time shall be an immediate Event of Default);

(c)                                  if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against any of the Properties;

(d)                                 if there is an Insolvency Event affecting Lessee;

(e)                                  if Lessee vacates or ceases to operate at more than one (1) Property, without the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed;

(f)                                   if Lessee fails to observe or perform any of the other covenants, conditions or obligations of Lessee in this Lease; provided, however, if any such failure does not involve the payment of any Monetary Obligation, is not willful or intentional, does not place any Property or any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.  If such failure cannot reasonably be cured within such thirty (30)-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such thirty (30)-day period, which shall in no event exceed ninety (90) days after receiving notice of such failure from Lessor.  If Lessee shall fail to correct or cure such failure within such ninety (90)-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

(g)                                  if a final, nonappealable judgment is rendered by a court against Lessee which has a Material Adverse Effect, or which does not have a Material Adverse Effect but which is in the amount of $250,000 or more, and in either event is not discharged or provision made for such discharge within ninety (90) days from the date of entry thereof;

(h)                                 if Lessee shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(i)                                     if the estate or interest of Lessee in any of the Properties shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made; or

G)                                   if there is an “Event of Default” or other breach or default by Lessee under any of the other Transaction Documents or any Other Agreement, after the passage of all applicable notice and cure or grace periods;

(k)                                 an assignment of any interest in this Lease or subletting of the all or any of portion of the Properties in violation of Section 14.

Section 12.02.   Remedies.   Upon the occurrence of an Event of Default, with or without notice or demand, except as otherwise expressly provided herein or such other notice as may be required by statute and cannot be waived by Lessee, Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including, without limitation, any one or more of the following:

(a)                                 to the extent not prohibited by applicable law, to (i) re-enter and take possession of the Properties (or any part thereof), and any or all personal property or fixtures of Lessee upon the Properties (excluding all Existing Personalty and excluding patient files and information and any other information related to Lessee’s patients), and (ii) expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action.  No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states.  If Lessee shall, after default, voluntarily give up possession of the Properties to Lessor, deliver to Lessor or its agents the keys to the Properties, or both, such actions shall be deemed to be in compliance with Lessor’s rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of the Lease;

(b)                                 to bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor and to the extent not prohibited by applicable law, to seize all fixtures upon the Properties which Lessee owns or in which it has an interest (excluding all Existing Personalty and excluding patient files and information and any information related to Lessee’s patients), and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee’s sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action;

(c)                                  to terminate this Lease and Tenant’s right to possession of the Properties and, with or without appropriate legal process, take possession of the Properties and remove Lessee, any occupant and any property therefrom, using such force as may be reasonably necessary, without being guilty of trespass and without relinquishing any right of Lessor against Lessee. No act or thing done by Lessor shall be deemed to be an acceptance of a surrender of the Properties unless Lessor shall execute a written agreement of surrender with Lessee. Lessee’s liability shall not be terminated by the execution of a new lease of the Properties or any potion thereof by Lessor.  After such a dispossession or removal, (1) the Rental and other Monetary Obligations of Lessee shall be paid up to the date of Lessor’s re-entry, (2) Lessor may re-let the Properties or any part or parts thereof either in the name of Lessor or otherwise, for a term or terms which may, at the option of Lessor, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Lessee shall pay to Lessor any deficiency between the sum of the Rental and other Monetary Obligations due hereunder plus the reasonable costs of re-letting the Properties (including broker’s and attorneys’ fees, and the cost of alterations, repairs and replacements reasonably necessary to re-let the Properties) and the amount of rents and other charges collected on account of the new lease or leases of the Properties for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any renewal periods, the commencement of which shall not have occurred prior to such dispossession or removal). Such deficiency shall be paid by Lessee in monthly installments on the dates specified in this Lease for payment of Rental, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar proceeding;

(d)                                 Lessor shall have the right to exercise all or any of the rights and remedies afforded Lessor under law including, but not limited to, the right to terminate this Lease and recover Lessor’s damages incurred as a result thereof.  The damages Lessor may recover against Lessee include, but are not limited to, any Late Charge(s) otherwise due and the “worth at the time of award” of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that the Lessee proves could be reasonably avoided, together with interest on all unpaid sums at the Default Rate.   Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws if Lessee is being evicted or being dispossessed for any cause, or in the event of Lessor obtaining possession of the Properties by reason of the default by Lessee of any of the covenants and conditions of this Lease;

(e)                                  to recover from Lessee all Costs paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced;

(f)                                   to immediately or at any time thereafter, and with or without notice, at Lessor’s sole option but without any obligation to do so, correct such breach or default and charge Lessee all Costs incurred by Lessor therein.   Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be a Monetary Obligation hereunder (and not Rental) and shall be immediately due from Lessee to Lessor.  Any such acts by Lessor in correcting Lessee’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor’s right to exercise any or all remedies set forth herein;

(g)                                  to immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease or any other Transaction Document or any Other Agreement against any sum owing by Lessee hereunder;

(h)                                 without limiting the generality of the foregoing or limiting in any way the rights of Lessor under this Lease or otherwise under applicable Laws, at any time after the occurrence, and during the continuance, of an Event of Default, Lessor shall be entitled to apply for and have a receiver appointed under applicable Law by a court of competent jurisdiction in any action taken by Lessor to enforce its rights and remedies hereunder in order to protect and preserve Lessor’s interest under this Lease or in the Properties, and in connection therewith, LESSEE HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE, AND DURING THE CONTINUANCE, OF AN EVENT OF DEFAULT; and/or

(i)                                     to seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

Section 12.03.   Cumulative Remedies.   All powers and remedies given by Section 12.02 to Lessor, subject to applicable Law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto.   Every power and remedy given by this Section or by Law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor’s right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

Section 12.04.   Lessee Waiver.   Lessee hereby expressly waives, for itself and all Persons claiming by, through and under Lessee, including creditors of all kinds, (a) any right and privilege which Lessee has under any present or future Legal Requirements to redeem the Properties or to have a continuance of this Lease for the Lease Term after termination of Lessee’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal Requirement that exempts property from liability for debt or for distress for rent; (c) any present or future Legal Requirement relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirement, provided, however, that in no event will Lessor have liens or rights to medical equipment, patient information or files or any sort or Existing Personalty.

ARTICLE XIII

MORTGAGE, SUBORDINATION AND ATTORNMENT

Section 13.01.   No Liens.   Lessor’s interest in this Lease and/or the Properties shall not be subordinate to any liens or encumbrances placed upon the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PROPERTIES OR LESSEE’S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.

Section 13.02.   Subordination.   This Lease at all times shall automatically be subordinate to the lien of any and all ground leases and Mortgages now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases and Mortgages as shall be desired by Lessor, or any present or proposed mortgagees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in any or all such ground leases or Mortgages, or after the foreclosure of any such Mortgages, so long as no Event of Default shall have occurred and be continuing. Lessor agrees to use its commercially reasonable efforts to provide Lessee with a SNDA executed by each Lender holding a Mortgage, and Lessee agrees to promptly execute and return such SNDA to Lessor.

Section 13.03.   Election To Declare Lease Superior.   If any mortgagee, receiver or other secured party elects to have this Lease and the interest of Lessee hereunder, be superior to any Mortgage and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, whether this Lease was executed before or after such Mortgage and in that event such mortgagee, receiver or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage and had been assigned to such mortgagee, receiver or other secured party.

Section 13.04.   Attornment.   In the event any purchaser or assignee of any Lender at a foreclosure sale acquires title to any of the Properties, or in the event that any Lender or any purchaser or assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a “Successor Lessor”), and recognize the Successor Lessor as lessor under this Lease, and, subject to the provisions of this Article XIII, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of Lessor under this Lease which accrue after the date that such Successor Lessor acquires title.  The foregoing provision shall be self-operative and effective without the execution of any further instruments.

Section 13.05.   Execution of Additional Documents.   Although the provisions in this Article XIII shall be self-operative and no future instrument of subordination shall be required, upon request by either Lessor or Lessee, the non-requesting party shall execute and deliver whatever instruments may be reasonably required for such purposes.

Section 13.06.   Notice to Lender.   Lessee shall give written notice to any Lender having a recorded lien upon any of the Properties or any part thereof of which Lessee has been notified in writing of any breach or default by Lessor of any of its obligations under this Lease and give such Lender at least sixty (60) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto.

ARTICLE XIV

ASSIGNMENT

Section 14.01.   Assignment by Lessor.   As a material inducement to Lessor’s willingness to enter into the transactions contemplated by this Lease (the “Transaction”) and the other Transaction Documents, Lessee hereby agrees that Lessor may, from time to time and at any time and without the consent of Lessee, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: (a) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of all, less than all or any portion of the Properties, this Lease or any other Transaction Document, Lessor’s right, title and interest in this Lease or any other Transaction Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing; or (b) a Securitization and related transactions.  Without in any way limiting the foregoing, the parties acknowledge and agree that Lessor, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Lessor’s or any of its Affiliates’ status as a REIT.  In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee (so long as Lessor and such purchaser or assignee notify Lessee in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Lessor hereunder from and after the date of such assignment including obligations pertaining to reserve funds).  At the request of Lessor, Lessee will execute such documents confirming the sale, assignment or other transfer and such other agreements as Lessor may reasonably request, provided that the same do not increase the liabilities and obligations of Lessee hereunder.  Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.   Notwithstanding the foregoing, during the period of time that is the lesser of (i) the time period during which the forward commitments described in Section 7.25 of the Purchase and Sale Agreement remain outstanding or (ii) two (2) years from the Effective Date, Lessor shall not sell, assign, convey or transfer its right under this Lease (except the two condo properties) or procure financing from a third party that is not an Affiliate of Lessor which involves a Securitization (hereinafter defined) without Lessee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 14.02.   No Assignment by Lessee.   Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease.  Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest herein or in Lessee, whether by operation of law or otherwise without the prior written consent of Lessor, which consent will not be unreasonably withheld, considering such matters as the experience and financial strength of any assignee, the assumption by any assignee of all of Lessee’s obligations hereunder by undertakings enforceable by Lessor, and the transfer to or procurement of all necessary licenses and franchises to an assignee in order to continue operating the Properties for the purposes herein provided.   At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to a written assumption agreement in form and substance reasonably acceptable to Lessor.   Such assignment of the Properties shall not relieve Lessee of its obligations respecting this Lease unless otherwise agreed to by Lessor.  Any assignment, transfer, conveyance, pledge or mortgage in violation of this Section 14.02 shall be voidable at the sole option of Lessor.  Any consent to an assignment given by Lessor hereunder shall not be deemed a consent to any subsequent assignment.

Notwithstanding the foregoing, establishment of any new Affiliate of Lessee or any merger or consolidation of any Lessee Entity with another Person or any admission of new partners or substitution of partners in any Lessee Entity resulting in continuation or expansion of the present business and use of the Facilities, equal or greater creditworthiness in the merged, consolidated or amended entity structure, as determined by Lessor in its reasonable discretion, and equal or greater experience in the operation of comparable business and use shall be approved and consented to by Lessor, so long as any successor to a Lessee Entity assumes such Lessee’s obligations hereunder in writing (“Permitted Transfer”).  Prior to any such Permitted Transfer, Lessee shall notify Lessor in writing and shall submit any information Lessor reasonably requires to make a determination regarding the creditworthiness of the proposed transferee and its experience in the operation of comparable businesses to the permitted use of the Properties.  Lessor’s approval shall be deemed granted if Lessor fails to respond within fifteen (15) days of Lessee’s written notification in compliance with this section.  If Lessor declines to approve, it shall state with particularity its grounds for such determination.

Section 14.03.   No Sale of Assets.   Without the prior written consent of Lessor, Lessee shall not sell all or substantially all of Lessee’s assets except to an Affiliate of Lessee who is made a party to the Lease pursuant to a Permitted Transfer.  Any sale of Lessee’s assets in violation of this Section 14.03, shall be voidable at the sole option of Lessor.  Any consent to a sale of Lessee’s assets given by Lessor hereunder shall not be deemed a consent to any subsequent sale of Lessee’s assets.  Lessor’s consent shall be deemed granted if Lessor fails to respond within fifteen (15) of Lessee’s request to a sale.

Section 14.04.   No Subletting.   Lessee shall not sublet any or all of the Properties except to an Affiliate of Lessee (or except to Collier HMA Physician Management, Inc. (the “Sublease”), which Sublease has been consented to by Lessor) without the prior written consent of Lessor, which may be withheld by Lessor in its sole discretion and any such purported subletting shall be void.

ARTICLE XV

NOTICES

Section 15.01.   Notices.   All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) facsimile transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next Business Day, if delivered· by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by facsimile transmission.  Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Lessee:	Specialists in Urology Surgery Center, LLC
955 10th Avenue North
Naples, Florida 34102
Attn: Dan Thompson
Telecopy: 239-325-2284
Email: DanThompson@SpecialistsinUrology.com

21”’Century Oncology, LLC
2234 Colonial Boulevard
Fort Myers, Florida 33907
Attn: Daniel Dosoretz, M.D., President and CEO

With a copy to:	Reed Smith LLP
3110 Fairview Park Drive, Suite 1400
Falls Church, Virginia 22042
Attn: Carol C. Honigberg
Telecopy: 703-641-4340
Email: chonigberg@reedsmith.com

Radiation Therapy Services, Inc.
111 Great Neck Road
Great Neck, New York 11021
Attn: Norton L. Travis, Vice President and General
Counsel

If to Lessor:	Spirit Master Funding VII, LLC
16767 N. Perimeter Dr., Suite 210
Scottsdale, Arizona 85260-1042
Attention: Compliance Department
Telecopy: (800) 973-0850
Email: compliance@spiritrealty.com

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

ARTICLE XVI

LANDLORD’S LIEN / SECURITY INTEREST

Intentionally Omitted.

ARTICLE XVII

MISCELLANEOUS

Section 17.01.   Force Majeure.   Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform (each, a “Force Majeure Event”) shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, expressly excluding, however, the obligations imposed upon Lessee with respect to Rental and other Monetary Obligations to be paid hereunder.

Section 17.02.   No Merger.  There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Properties by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Properties or any interest in such fee estate or ownership.  No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Properties or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

Section 17.03.   Interpretation.   Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.  Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

Section 17.04.   Characterization.   The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor entering into this Lease:

(a)                                 Lessor and Lessee intend that (i) this Lease constitutes an unseverable, unitary and single lease of all, but not less than all, of the Properties, and, if at any time this Lease covers other real property in addition to the Properties, neither this Lease, nor Lessee’s obligations or rights hereunder may be allocated or otherwise divided among such properties by Lessee; (ii) this Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jure) between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

(b)                                 Lessor and Lessee covenant and agree that: (i) each will treat this Lease as an operating lease pursuant to Statement of Financial Accounting Standards No. 13, as amended, and as a true lease for state law reporting purposes and for federal income tax purposes; (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 17.04; (iii) with respect to the Properties, the Lease Term (including any Extension Term) is less than eighty percent (80%) of the estimated remaining economic life of the Properties; and (iv) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and the execution and delivery of, and the performance by Lessee of its obligations under, this Lease do not constitute a transfer of all or any part of the Properties.

(c)                                  Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and as a master lease of all of the Properties. Lessee stipulates and agrees (i) not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and/or as a single, unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties; and (ii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 17.04.

Section 17.05.   Disclosure.   The parties agree that, notwithstanding any provision contained in this Lease, any party (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, any matter required under the Securities Act or the Exchange Act.

Section 17.06.   Bankruptcy.   As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon: (a) the financial condition and specific operating experience of Lessee and Lessee’s obligation to use the Properties as Permitted Facilities; (b) Lessee’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code for Lessee; and (c) all defaults under this Lease being cured promptly and this Lease being assumed within sixty (60) days of any order for relief entered under the Bankruptcy Code for Lessee, or this Lease being rejected within such sixty (60)-day period and the Properties surrendered to Lessor.  No provision of this Lease shall be deemed a waiver of Lessor’s rights or remedies under the Bankruptcy Code or applicable Law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee’s obligations under this Lease, or to regain possession of the Properties as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Bankruptcy Code.  Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Bankruptcy Code.  For purposes of this Section addressing the rights and obligations of Lessor and Lessee upon an Insolvency Event, the term “Lessee” shall include Lessee’s successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

Section 17.07.   Attorneys’ Fees.   In the event of any judicial or other adversarial proceeding concerning this Lease, to the extent permitted by Law, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other Costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all attorneys’ fees and all other Costs incurred in the preparation and service of any notice or demand hereunder in connection with an Event of Default, whether or not a legal action is subsequently commenced.

Section 17.08.   Memoranda of Lease.   Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor’s standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Properties, the Lease Term, but omitting Rentals and such other terms of this Lease as Lessor may not desire to disclose to the public.  Further, upon Lessor’s request, Lessee agrees to execute and acknowledge a termination of lease and/or quitclaim deed in recordable form to be held by Lessor until the expiration or sooner termination of the Lease Term; provided, however, if Lessee shall fail or refuse to sign such a document in accordance with the provisions of this Section within ten (10) days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and record such document, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

Section 17.09.   No Brokerage.   Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Properties. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, Costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

Section 17.10.   Waiver of Jury Trial and Certain Damages.   LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF

LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS OR EMPLOYEES OF LESSOR OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THE WAIVER OF ANY RIGHT LESSEE OR LESSOR MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

Section 17.11.   Securitizations.   As a material inducement to Lessor’s willingness to enter into the transactions contemplated by this Lease and the other Transaction documents, Lessee hereby acknowledges and agrees that Lessor may, from time to time and at any time; (a) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (a) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”).  Lessee shall cooperate fully with Landlord and any direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization (hereinafter an “Affected Party”) with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization, including, without limitation, providing for inclusion in any prospectus or other Securities offering material such documents, financial and other data, and other information and materials which would customarily be required with respect to Lessee by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization. Lessor shall reimburse Lessee for any costs reasonably incurred by Lessee (including reasonable legal fees) in its compliance with the provisions of this Section 17.11. Subject to the delivery to Lessee of an acceptable confidentiality and non-disclosure agreement, Lessee shall deliver to Lessor, any Affected Party and to any Person designated by Lessor, such statements and audit letters of reputable, independent certified public accountants pertaining to the written information provided by Lessee pursuant to this Section as shall be requested by Lessor or such Affected Party, as the case may be.

Section 17.12.   State-Specific Provisions.   The provisions and/or remedies which are set forth on the attached Exhibit D shall be deemed a part of and included within the terms and conditions of this Lease.

Section 17.13.  Time Is of the Essence.  Time is of the essence with respect to each and every provision of this Lease.

Section 17.14.   Waiver and Amendment.   No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.  No acceptance by Lessor of an amount less than the Rental and other Monetary Obligations stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such Rental or other Monetary Obligations then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor’s right to collect any unpaid amounts or an accord and satisfaction.

Section 17.15.   Successors Bound.   Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

Section 17.16.   Captions.   Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

Section 17.17.   Other Documents.   Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

Section 17.18. Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.  This Lease amends, restates, and supersedes in its entirety the Original Master Lease.

Section 17.19.   Forum Selection; Jurisdiction; Venue; Choice of Law.   For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Florida.  Lessee consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Florida in accordance with applicable law.  Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.  This Lease shall be governed by, and construed with, the laws of the applicable state or states in which the Properties are located, without giving effect to any state’s conflict of laws principles.

Section 17.20.   Counterparts.   This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

Section 17.21.   Joint & Several Liability.   Specialists in Urology Surgery Center, LLC, and 21” Century Oncology, LLC, each being a Lessee, are jointly and severally liable for all obligations under this Lease.

Section 17.22.   Lessor’s Right To Divide Lease.   Lessor shall have the on-going right, exercisable upon twenty (20) days prior written notice to Lessee, to divide the Lease into one (1) or more leases, for one (1) or more of the Properties. Each such lease shall have the same terms and condition as the Lease, except the Base Annual Rental shall be equitably allocated among the leases.

[Remainder of page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the Effective Date.

LESSOR:

SPIRIT MASTER FUNDING VII, LLC,

a Delaware limited liability company

By Spirit SPE Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Ryan Berry

Name: Ryan Berry
Title: Senior Vice President

LESSEE:

21ST CENTURY ONCOLOGY, LLC

By:	/s/ Frank English

Name: Frank English
Title: Treasurer

LESSEE:

SPECIALISTS IN UROLOGY SURGERY CENTER, LLC, A FLORIDA limited liability company

By:	/s/Dan Thompson

Name: Dan Thompson
Title: CFO

EXHIBITS

Exhibit A:	Defined Terms

Exhibit B:	Legal Descriptions and Street Addresses of Properties

Exhibit C:	Authorization Agreement -Pre-Arranged Payments

Exhibit D:	State-Specific Provisions

EXHIBIT A

DEFINED TERMS

The following terms shall have the following meanings for all purposes of this Lease:

“Adjustment Date” means September 1, 2013, and every annual anniversary thereafter during the Lease Term (including any Extension Term).

“Affected Party” means each direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization.

“Affiliate” means any Person which directly or indirectly controls, is under common control with or is controlled by any other Person.  For purposes of this definition, “controls,” “under common control with,” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including, without limitation, (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 CFRPart 103.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

“Base Annual Rental” means $2,898,000.00, from the Effective Date to August 30, 2012, increasing to $3,348,800.00 as of August 30, 2012 until the September 1, 2014, increasing to 3,467,033.64 on September 21, 2014, then decreasing to $3,399,689.64 as of the Lease Date, and as thereafter adjusted pursuant to Article IV.

“Base Monthly Rental’ means an amount equal to 1/12 of the applicable Base Annual Rental.

“Business Day” means a day on which banks located in Naples, Florida or Scottsdale, Arizona are not required or authorized to remain closed.

“Casualty” means any loss of or damage to any property included within or related to the Properties or arising from an adjoining property caused by an Act of God, fire, flood or other catastrophe.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Condemnation” means a Taking and/or a Requisition.

“Condominium Documents” means the following and any amendments thereto: Declaration of Condominium of Diamond Ridge Center, a Condominium, dated August 1, 2006, recorded at Clerk’s File No. 2006000308782, Public Records of Lee County, Florida, as amended by Amendment to Declaration of Condominium dated August 23 2012, recorded at Clerk’s File 2012000186284, Public Records of Lee County, Florida; Articles of Incorporation of Diamond Ridge Center Association, Inc., a Florida

corporation, filed January 27, 2006, in the Office of the Division of Corporations, Florida Department of State; Bylaws of Diamond Ridge Center Association, Inc., dated August I, 2006; Declaration of Condominium for The Fountains Professional Park, a Condominium, dated February 21, 2001, recorded in Official Records Book 3370, Page 2396, as amended and restated by Amended and Restated Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 3388, Page 3069, and as further amended by (i) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 3533, Page 4345, (ii) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 3728, Page 462, (iii) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 4273, Page 870, (iv) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2006000224172, (v) Joinder and Consent to Amendments to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2008000088963, (vi) Supplemental Joinder and Consent to Amendments to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2008000112351, and (vii) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2008000166442 and (viii) Resolution of Non-Developer Owners, recorded as Instrument No. 2008000166441, all in the Public Records of Lee County, Florida; Articles of Incorporation of The Fountains Professional Park Condominium Association, Inc., a Florida corporation, filed November 20, 2000 in the Office of the Division of Corporations, Florida Department of State; and Bylaws of The Fountains Professional Park Condominium Association, Inc.

“Costs” means all reasonable costs and expenses incurred by a Person, including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, brokerage fees, escrow fees, title insurance premiums, appraisal fees, stamp taxes, recording fees and transfer taxes or fees, as the circumstances require.

“Default Rate” means 18% per annum or the highest rate permitted by law, whichever is less.

“Effective Date” has the meaning set forth in the introductory paragraph of this Lease.

“Environmental Laws” means federal, state and local laws, ordinances, common law requirements and regulations and standards, rules, policies and ·other governmental requirements, administrative rulings and court judgments and decrees having the effect of law in effect now or in the future and including all amendments, that relate to Hazardous Materials, Regulated Substances, USTs, and/or the protection of human health or the environment, or relating to liability for or Costs of Remediation or prevention of Releases, and apply to Lessee and/or the Properties.

“Environmental Liens” has the meaning set forth in Section 8.04(a)(ii).

“Event of Default” has the meaning set forth in Section 12.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Personalty” has the meaning set forth in Section 3.05.

“Expiration Date” has the meaning set forth in Section 3.01.

“Extension Option” has the meaning set forth in Section 3.02.

“Extension Term” has the meaning set forth in Section 3.02.

“Force Majeure Event’ has the meaning set forth in Section 17.01.

“GAAP” means generally accepted accounting principles, consistently applied from period to period.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, any state or any political subdivision thereof with authority to adopt, modify, amend, interpret, give effect to or enforce any federal, state and local laws, statutes, ordinances, rules or regulations, including common law, or to issue court orders.

“Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants which pose a hazard to any of the Properties or to Persons on or about any of the Properties, cause any of the Properties to be in violation of any local, state or federal law or regulation, (including without limitation, any Environmental Law), or are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “contaminants,” “pollutants,” or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.   § 9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C.  § 6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the occupants of any of the Properties or the owners and/or occupants of any adjoining property.

“HMA Lease” means that certain Lease Agreement dated October 1, 2011 originally by and between Specialists in Urology Building Partnership, LLC and Collier HMA Physician Management, Inc., which shall be assigned to Lessor contemporaneously with execution of this Lease and immediately thereafter assigned to Lessee.

“Indemnified Parties” means Lessor, and its members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor.

“Initial Term” has the meaning set forth in Section 3.01.

“Insolvency Event” means (a) a Person’s (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Person, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate action to authorize any of the actions set forth above in this definition.

“Law(s)” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted Governmental Authority, court or agency, now or hereafter enacted or in effect.

“Lease Term” shall have the meaning described in Section 3.01.

“Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Lessee or to any of the Properties, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Properties, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Properties.

“Lender” means any lender in connection with any loan secured by Lessor’s interest in any or all of the Properties, and any servicer of any loan secured by Lessor’s interest in any or all of the Properties.

“Lessee Entity” or “Lessee Entities” means individually or collectively, as the context may require, Lessee and all Affiliates thereof

“Lessor Entity” or “Lessor Entities” means individually or collectively, as the context may require, Lessor and all Affiliates of Lessor.

“Losses” means any and all actual liabilities (including, without limitation, strict liabilities), obligations, debts, damages, losses, Costs, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).

“Material Adverse Effect” means a material adverse effect on (a) any of the Properties, including, without limitation, the operation of any of the Properties as Permitted Facilities and/or the value of any of the Properties; (b) the contemplated business, condition, worth or operations of any Lessee Entity; (c) Lessee’s ability to perform its obligations under this Lease; or (d) Lessor’s interests in any of the Properties, this Lease or the other Transaction Documents.

“Monetary Obligations” has the meaning set forth in Section 4.03.

“Mortgages” means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings executed by Lessor for the benefit of Lender with respect to any or all of the Properties, as such instruments may be amended, modified, restated or supplemented from time to time and any and all replacements or substitutions.

“Net Award’ means (a) the entire award payable with respect to a Property by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise; or (b) the entire proceeds of any insurance required under Section 6.03 payable with respect to a Property, as the case may be, and in either case, less any Costs incurred by Lessor in collecting such award or proceeds.

“OFAC Laws” means Executive Order 13224 issued by the President of the United States, and all regulations promulgated thereunder, including, without limitation, the Terrorism Sanctions Regulations (31 CFR Part 595), the Terrorism List Governments Sanctions Regulations (31 CFR Part 596), the Foreign Terrorist Organizations Sanctions Regulations (31 CFR Part 597), and the Cuban Assets Control Regulations (31 CFR Part 515), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including without limitation, the U.S.  Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as supplemented, amended or modified from time to time after the Effective Date, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“Other Agreements” means, collectively, all agreements and instruments now or hereafter entered into between, among or by (a) any of the Lessee Entities; and, or for the benefit of, (b) any of the Lessor Entities, but excluding this Lease and all other Transaction Documents.

“Partial Condemnation” means a Condemnation which is not a Total Condemnation.

“Permitted Amounts” shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the states where the Properties are located.

“Permitted Facility” or “Permitted Facilities” means a medical office or surgery center, all related purposes such as ingress, egress and parking, and uses incidental thereto.

“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Personalty” has the meaning set forth in Section 16.01.

“Price Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982- 1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.  In the event that the Price Index ceases to be published, its successor index as published by the same Governmental Authority which published the Price Index shall be substituted and any necessary reasonable adjustments shall be made by Lessor and Lessee in order to carry out the intent of Section 4.02.  In the event there is no successor index, Lessor shall reasonably select an alternative price index that will constitute a reasonable substitute for the Price Index.

“Properties” means those parcels of real estate legally described on Exhibit B attached hereto, all rights, privileges, and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate).

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement dated July 31, 2012 between Lessor and Seller with respect to the Properties.

“Regulated Substances” means “petroleum” and “petroleum-based substances” or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

“REIT’ means a real estate investment trust as defined under Section 856 of the Code.

“Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.

“Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

“Rental’ means, collectively, the Base Annual Rental.

“Rental Adjustment” means an amount equal to the lesser of (a) 1.75% percent of the Base Annual Rental in effect immediately prior to the applicable Adjustment Date, or (b) 1.0 multiplied by the product of (i) the percentage change between the Price Index the month which is two months prior to the Effective Date or the Price Index used for the immediately preceding Adjustment Date, as applicable, and the Price Index for the month which is two months prior to the applicable Adjustment Date; and (ii) the then current Base Annual Rental.

“Requisition” means any temporary requisition or confiscation of the use or occupancy of any of the Properties by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Securities” has the meaning set forth in Section 17.11.

“Securities Act’ means of the Securities Act of 1933, as amended.

“Securitization” has the meaning set forth in Section 17.11.

“Seller” means the Seller of the Properties, as identified in the Purchase and Sale Agreement.

“SNDA” means subordination, nondisturbance and attornment agreement.

“Sublease” has the meaning set forth in Section 14.04.

“Successor Lessor’ has the meaning set forth in Section 13.04.

“Taking” means (a) any taking or damaging of all or a portion of the Properties (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special; (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding; or (iii) by any other means; or (b) any de facto condemnation.  The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Properties.

“Tangible Net Worth” means total assets less total liabilities less intangible assets.

“Temporary Taking’ has the meaning set forth in Section 11.04.

“Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any Property which may result from such Release.

“Total Condemnation” means a Condemnation of all or substantially all of any Property, including a Condemnation (other than for a temporary use) of such a substantial part of such Property resulting in the portion of the Property remaining after such Condemnation being unsuitable for use as a Permitted Facility, as determined by Lessee in the exercise of good faith business judgment.

“Transaction” has the meaning set forth in Section 14.01.

“Transaction Documents” means this Lease, the Purchase and Sale Agreement and all documents related thereto.

“U.S. Publicly Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such an entity.

“USTs” means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Regulated Substances.

EXHIBIT B

LEGAL DESCRIPTIONS AND STREET ADDRESSES OF THE PROPERTIES

Property Location

990 Tamiami Trail North Naples FL

955 10th Avenue North Naples FL

28930 Trails Edge Boulevard (Condo) Bonita FL

3291 Edge Parkway (Condo) Bonita FL

3364 Woods Edge Circle (Condo) Bonita FL

4571 Colonial Boulevard Ft. FL

24 Del Prado Boulevard North Cape Coral FL

Estreno II: 8350 Sierra Meadows Blvd, Naples, FL

[LEGAL DESCRIPTIONS ON FOLLOWING PAGES]

B-1

Address of Property:	990 Tamiami Trail North, Naples FL

Legal Description of Real Property:

The land referred to herein below is situated in the County of Collier, State of Florida, and described as follows:

LOTS I AND 2 AND THE NORTH 10 FEET OF LOT 3, BLOCK “B”, LAKE PARK, A SUBDIVISION ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN PLAT BOOK 3, PAGES 35 AND 36, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA.

Address of Property:	955 10th Avenue North, Naples, Florida

Legal Description of Real Property:

The land referred to herein below is situated in the County of Collier, State of FL, and described as follows:

THE EAST 95 FEET OF THE SOUTH 20 FEET OF LOT 6, AND THE EAST 95 FEET OF LOTS 7, 8 AND 9, ALL OF LOTS 10, 11 AND 12, AND THE SOUTH 40 FEET OF LOT 13, AND THE VACATED ALLEY APPERTAINING THERETO, ALL IN BLOCK “C”, LAKE PARK, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN PLAT BOOK 3, PAGES 35 AND 36, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA.

Address of Property:	3291 Woods Edge Circle, Bonita Springs, Florida

Legal Description of Real Property:

The land referred to herein below is situated in the County of Lee, State of FL, and described as follows:

PARCEL l:

UNIT 2, BUILDING 1 OF DIAMOND RIDGE CENTER, A CONDOMINIUM, ACCORDING TO THE DECLARATION OF CONDOMINIUM RECORDED IN CLERK’S FILE NUMBER 2006000308782, AS AMENDED BY AMENDMENT TO DECLARATION OF CONDOMINIUM RECORDED IN CLERK’S FILE NUMBER 2012000186284, PUBLIC RECORDS OF LEE COUNTY, FLORIDA, TOGETHER WITH THE UNDIVIDED INTEREST IN THE COMMON ELEMENTS, THE COMMON SURPLUS, THE LIMITED COMMON ELEMENTS RESERVED FOR SUCH UNIT, AND ALL OTHER RIGHTS AND APPURTENANCES TO SUCH UNIT AS MAY BE PROVIDED IN THE DECLARATION AND ALL EXHIBITS AND AMENDMENTS THERETO, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

A-2

PARCEL II:

THE BENEFICIAL RIGHTS AS CONTAINED IN THAT CERTAIN DECLARATION OF GENERAL COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR DIAMOND RIDGE RECORDED IN OFFICIAL RECORDS INSTRUMENT RECORDED IN BOOK 2718, PAGE 4078, AS AFFECTED BY BOOK 2827, PAGE 494, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

Address of Property:	3364 Woods Edge Circle, Bonita Springs

Legal Description of Real Property:

The land referred to herein below is situated in the County of Lee, State of Florida, and described as follows:

Parcel I:

Unit Numbers 3A, 3B, 3C, 3D and 3E (A/KIA Unit Numbers A, B, C, D, and E of Building 3), of The Fountains Professional Park, a Condominium, according to the Declaration of Condominium recorded in Official Records Book 3370, Page 2396, as amended and restated by Amended and Restated Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 3388, Page 3069, and as further amended by (i) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 3533, Page 4345, (ii) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 3728, Page 462, (iii) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded in Official Records Book 4273, Page 870, (iv) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2006000224172, (v) Joinder and Consent to Amendments to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2008000088963, (vi) Supplemental Joinder and Consent to Amendments to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2008000112351, (vii) Resolution of Non-Developer Owners, recorded as Instrument No. 2008000166441 and (viii) Amendment to Declaration of Condominium for The Fountains Professional Park, recorded as Instrument No. 2008000166442, all in the Public Records of Lee County, Florida (collectively, the “Condominium Declaration”), together with its undivided interest in the common elements, the common surplus, the limited common elements reserved for such unit, and all other rights and appurtenances to such unit as may be provided in the Declaration.

Parcel II:

The beneficial rights as contained in that certain Reciprocal Use Agreement and Easement recorded as Instrument No. 2008000166443.

A-3

Address of Property:	4571 Colonial Boulevard, Ft. Myers, Florida

Legal Description of Real Property:

The land referred to herein below is situated in the County of Lee, State of FL, and described as follows:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY LYING NORTH OF COLONIAL BOULEVARD EXTENSION (STATE ROAD S-82-B):

THE WEST 1/2 OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4, SECTION 33, TOWNSHIP 44 SOUTH, RANGE 25 EAST, LEE COUNTY, FLORIDA.

ALSO DESCRIBED AS:

A TRACT OR PARCEL OF LAND LYING IN THAT PORTION OF THE WEST ONE-HALF OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 44 SOUTH, RANGE 25 EAST, LEE COUNTY, FLORIDA, SAID TRACT OR PARCEL ALSO BEING THOSE LANDS DESCRIBED IN INSTRUMENT NO. 2010000017451 OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA, SAID TRACT OR PARCEL OF LAND BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SAID SECTION 33, AS SHOWN ON THE PLAT OF INTERNATIONAL COLLEGE, A SUBDIVISION, AS RECORDED IN PLAT BOOK 83, PAGES 51 AND 52 OF SAID PUBLIC RECORDS THENCE RUN NORTH 88°12’11” EAST ALONG THE NORTH LINE OF SAID SECTION 33, FOR 332.05 FEET TO A POINT ON THE WEST LINE OF THOSE LANDS DESCRIBED IN INSTRUMENT NO. 2006000294949 OF SAID PUBLIC RECORDS; THENCE RUN SOUTH 00°52’55” EAST ALONG SAID WEST LINE, FOR 154.73 FEET TO A POINT OF INTERSECTION WITH THE NORTHWESTERLY RIGHT OF WAY LINE OF COLONIAL BOULEVARD (STATEROAD

S-82-b)(250 FOOT RIGHT OF WAY) AS SHOWN IN FLORIDA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY SECTION NO. 12504-2601 AND A POINT ON A NON-TANGENT CURVE; THENCE RUN SOUTHWESTERLY ALONG SAID NORTHWESTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF CURVE TO THE LEFT (RADIUS 2,989.79 FEET), (DELTA On8’39”), (CHORD BEARING SOUTH 59°39’26” WEST), (CHORD 381.24 FEET) FOR 381.50 FEET TO A POINT OF INTERSECTION WITH THE EAST LINE OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS BOOK 4241, PAGES 4336 THROUGH 4340, OF SAID PUBLIC RECORDS; THENCE RUN NORTH 00°53’38” WEST ALONG SAID EAST LINE AND THE EAST LINE OF SAID PLAT OF INTERNATIONAL COLLEGE, FOR 336.93 FEET TO A POINT OF BEGINNING.

Address of Property:	24 Del Prado Boulevard North, Cape Coral, Florida

Legal Description of Real Property:

The land referred to herein below is situated in the County of Lee, State of FL, and described as follows:

A-4

TRACT 1:

LOTS 12, 13, 60, 61, 62 AND 63, BLOCK 1484, UNIT 17, CAPE CORAL SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGES 23 THROUGH 38, INCLUSIVE, PUBLIC RECORDS OF LEE COUNTY, FLORIDA, TOGETHER WITH THAT PORTION OF VACATED ALLEY ABUTTING THE LOTS DESCRIBED HEREIN, VACATED BY RESOLUTION NO. 112-90 BY THE CITY OF CAPE CORAL AND RECORDED IN OFFICIAL RECORDS BOOK 2165, PAGE 3045, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

TRACT2:

NON-EXCLUSIVE EASEMENT ESTATE APPURTENANT TO TRACT 1 CREATED IN RECIPROCAL ACCESS EASEMENT DATED JUNE 17, 2011, RECORDED AS INSTRUMENT NO. 2011000140661, OFFICIAL RECORDS OF LEE COUNTY, FLORIDA, OVER AND ACROSS THE LAND AND FOR THE PURPOSES MORE PARTICULARLY DESCRIBED THEREIN.

Address of Property:	28930 Trails Edge Boulevard, Bonita Springs, Florida

Legal Description of Real Property:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND DESCRIBED AS FOLLOWS:

PARCEL I:

UNITS 1 AND 2, BUILDING 2 OF DIAMOND RIDGE CENTER, A CONDOMINIUM, ACCORDING TO THE DECLARATION OF CONDOMINIUM RECORDED IN CLERK’S FILE NUMBER 2006000308782, AS AMENDED BY AMENDMENT TO DECLARATION OF CONDOMINIUM RECORDED IN CLERK’S FILE NUMBER 2012000186284, PUBLIC RECORDS OF LEE COUNTY, FLORIDA, TOGETHER WITH THE UNDIVIDED INTEREST IN THE COMMON ELEMENTS, THE COMMON SURPLUS, THE LIMITED COMMON ELEMENTS RESERVED FOR SUCH UNITS, AND ALL OTHER RIGHTS AND APPURTENANCES TO SUCH UNITS AS MAY BE PROVIDED IN THE DECLARATION AND ALL EXHIBITS AND AMENDMENTS THERETO, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

PARCEL II:

THE BENEFICIAL RIGHTS AS CONTAINED IN THAT CERTAIN DECLARATION OF GENERAL COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR DIAMOND RIDGE RECORDED IN OFFICIAL RECORDS INSTRUMENT RECORDED IN BOOK 2718, PAGE 4078, AS AFFECTED BY BOOK 2827, PAGE 494, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

A-5

Address of Property:	8350 Sierra Meadows Blvd, Naples, FL

Legal Description of Real Property:

Lot 11, EDISON VILLAGE, according to the map or plat thereof as recorded in Plat Book 43, Page 76, Public Records of Collier County, Florida, LESS AND EXCEPT the East 25 feet, more particularly described as follows: Beginning at the southeast comer of said Lot 11, said point also lying on the westerly right of way line of Collier Boulevard; thence 88 degrees 01 minute 48 seconds West along the southerly line of said Lot 11, a distance of 25.03 feet; thence leaving said line North 00 degrees 50 minutes 44 seconds East, a distance of 226.01 feet to the northerly line of said Lot 11; thence North 88 degrees 01 minute 48 seconds East, along said northerly line, a distance of 25.03 feet to the northeast comer of said Lot 11 and a point on said westerly right of way line; thence South 00 degrees 50 minutes 44 seconds West along the westerly right of way line of said Collier Boulevard, a distance of 226.01 feet to the Point of Beginning.

A-6

EXHIBIT C

FORM OF

AUTHORIZATION AGREEMENT-PRE-ARRANGED PAYMENTS

AUTHORIZATION AGREEMENT
PRE-ARRANGED PAYMENTS

Reference Number

I (We) (Tenant) authorize Midland Loan Services, Inc., (Servicer) to initiate entries identified below as required. Tenant further authorizes the bank below to post such entries to the identified checking account beginning with the payment draft date of         I        I               A minimum of thirty (30) days advance notice is required to process first payment by ACH.

Bank Name		Branch

City		State	Zip

	***Transit- ABA		Account Number Information

ACCOUNT TYPE*** Please specify checking or savings account (CIS)

PLEASE FILL IN BANK INFORMATION CAREFULLY

ATTACH VOIDED CHECK FOR ACCOUNT VERIFICATION

Automabc debits w11l be made on the payment due date established by the relevant lease documents, or the next subsequent business day if such date is not a business day.  This authority may be terminated upon thirty days prior written notification from the tenant to the servicer.  Tenant has the right to stop payment of any entry by notification to the bank prior to the scheduled debit date. If an erroneous entry is initiated by the servicer to the tenant’s account, tenant shall have the right to have the amount of such entry reversed by the bank. To initiate a reversal, the tenant must notify the bank in writing that an error has occurred and request a reversal.  Such notice must be within 15 calendar days after the tenant receives the statement of account or other written notice from the bank identifying the error. Tenant hereby authorizes the servicer to impose a $60.00 returned item processing fee, subject to change, via ACH debit against the above-referenced account of the tenant if a non-sufficient funds or stop payment item is charged against the servicer’s account.

Tenant Name(s)	Tax Identification Number

Date.

Print Authorized Name

Authorized Signature

Print Authorized Name

Authorized Signature

Contact Phone Number	Fax Number

Email Address:

Return Original to:	Midland Loan Services, Inc.
Attn: Portfolio Servicing
P0Box25965
Shawnee Mission, KS 66225-5965
Fax Number:(913) 253-9708

C-1

EXHIBIT D

STATE-SPECIFIC PROVISIONS

The following provisions shall be deemed a part of the Lease:

FLORIDA:

Liens for Improvements.   The interest of Lessor in the Properties shall not be subject to liens for improvements made by the Lessee and any such liens are hereby expressly prohibited.  The Lessee shall notify all contractors who make any such improvements of this provision.

Radon Gas.   Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from the county health public health unit.